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                                                                   EXHIBIT 10.30
                 Amendment No. 1 to Real Estate Promissory Note

         This Amendment No. 1 to the Real Estate Promissory Note (this "Amendment") is made as of March 26, 2002, by and between Borland Software Corporation, formerly known as Inprise Corporation ("Borland") and Doug Barre ("Employee") and Gre Barre (collectively, the "Borrower"). Certain capitalized terms not otherwise defined herein are defined in the Original Note.

         WHEREAS, Borland and Borrower previously entered into a Real Estate Promissory Note dated June 26, 2000 (the "Original Note") whereby the Borrower promised to pay to Borland as the holder of the Note (the "Note Holder") the unpaid and unforgiven Principal Amount of $1,000,000, together with all accrued, unpaid and unforgiven interest, pursuant to the terms and conditions contained in the Original Note;

         WHEREAS, the parties wish to amend certain terms of the Original Note; and

         WHEREAS, pursuant to Section 22 of the Original Note, the Original Note may not be modified except in a writing duly executed by Note Holder and Borrower.

         NOW THEREFORE, in consideration of these premises, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Amendment:  Note Holder and Borrower agree to amend the Original Note as
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follows:

         (a) Section 4 of the Original Note is hereby deleted in its entirety and replaced with the following:

                "Forgiveness of Indebtedness. Notwithstanding any of the
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         foregoing provisions of this Note, the Note Holder shall forgive the
         Principal Amount and accrued interest, then due and owing, in one lump sum amount on May 18, 2005, if on such date all the following conditions are met:

                (i) Employee has, at all times since the date of this Note remained in the full-time employ of Borland; provided, however, that in the event that Employee's employment with Borland is terminated without Cause (as defined below) prior to the Due Date, the amount forgiven by Note Holder shall be pro rated to that amount representing the unpaid Principal Amount, together with all accrued and unpaid interest, for the period of time beginning from the date of the Original Note to the Employee's termination date; and

                (ii) this Note has not been either (A) declared by the Note Holder to be immediately due and payable pursuant to its option to accelerate or (B) accelerated automatically by its terms."

         (b) Section 5 of the Original Note is hereby amended by deleting the first sentence in its entirety and replacing it with the following sentence:

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             "The unpaid and unforgiven Principal Amount from time to time shall bear interest at the rate of four and one-half percent (4.5%) per annum (the "Interest Rate"), and shall be computed on the basis of a 365 day year."

      (c) Section 6 of the Original Note is hereby deleted in its entirety and replaced with the following:

             "Acceleration. It is hereby expressly agreed that the entire
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      outstanding Principal Amount and accrued but unpaid interest owing under this Note shall become due and payable, at the option of the Note Holder,
      (i) upon the happening of any default in the performance of Borrower's obligation under the Deed of Trust, this Note, the First Deed of Trust (as defined in the Deed of Trust) or any note secured thereby, or other Loan Documents to which Borrower is a party, or upon the happening of an event by which, under the terms of the Deed of Trust, Note, First Deed of Trust or any note secured thereby, said principal sum may or shall become due and payable; (ii) upon the voluntary termination of Employee's employment with Borland for any reason; (iii) upon the termination of Employee's employment with Borland for Cause (as defined below); (iv) upon the death of Employee; or (v) if Borrower breaches any of the representations made thereby which are contained in this Note. Notwithstanding the forgoing, in the event that Employee's employment with Borland is terminated without Cause, the amount accelerated and due and payable to the Note Holder shall be pro rated to that amount representing the unpaid and unforgiven Principal Amount, together with unpaid and unforgiven interest, for the period of time beginning from the Employee's termination date through the Due Date.

      (d) Section 25 of the Original Note shall be amended by adding the following sentence at the end of the paragraph:

             "For the purposes of this Note, termination for "Cause" shall mean a termination of Employee based entirely on or in substantial part upon any of the following reasons: (i) Employee's engagement in an act of theft, embezzlement, misappropriation of funds or property, or fraud against, or with respect to the business of Borland, (ii) Employee's breach of any provisions of Employee's employment agreement, Borland's Employee Confidentiality Agreement or any other agreement between Borland and Employee, and if such breach is capable of being cured, the failure by Employee to cure such breach within thirty (30) days of written notice of such breach; (iii) if Employee is convicted of a felony that materially impairs Employee's performance of its duties to Borland; or (iv) as a result of Employee's reckless or willful misconduct, Employee commits any act that causes or knowingly fails to take reasonable or appropriate action to prevent, any material injury to the financial condition or business reputation of Borland."

2. Effective Date. The effective date of this Amendment shall be retroactive to
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May 18, 2001.




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3. Counterparts.  This Amendment may be executed by facsimile transmission and
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in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

4. Governing Law. This Amendment shall be governed by and interpreted in
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accordance with the laws of the State of California without regard to conflicts of laws principles. The parties agree to submit to personal jurisdiction in California and further agree that any cause of action arising under this Amendment shall be brought in a court in Santa Clara County, California.

5. Entire Agreement. This Amendment constitutes the entire understanding and
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agreement of the parties with respect to the subject matter of this Amendment, and any and all prior agreements, understandings or representations, oral, or written, with respect to the subject matter hereof are hereby terminated and canceled in their entirety.

6. Original Note Continuance. Except as amended herein, all other terms and
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conditions of the Original Note shall remain in full force and effect and are hereby ratified by the Note Holder and Borrower. Except as expressly stated herein, no present or future rights, remedies, benefits or power belonging or accruing to Note Holder and Borrower shall be affected, prejudiced, limited or restricted hereby.

7. Inconsistency. In the event of any conflict between this Amendment and the
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Original Note, the terms of this Amendment shall govern.

        IN WITNESS WHEREOF, duly authorized representatives of Note Holder and Borrower, respectively, have executed this Amendment.

   Borland Software Corporation
   (formerly known as Inprise Corporation)


   By:     /s/ Roger A. Barney
      -----------------------------------------
   Name:   Roger A. Barney
   Title:  Senior V.P. Corporate Services & CAO


   Doug Barre

   By:    /s/ Doug Barre
      -----------------------------------------
   Gre Barre

   By:     /s/ Gre Barre
      -----------------------------------------